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                                                                 EXHIBIT 10.31


                                  ATG INC.
                         1998 NON-EMPLOYEE DIRECTORS
                              STOCK OPTION PLAN



ARTICLE 1.  PURPOSE

         The purpose of this 1998 Non-Employee Directors Stock Option Plan is to promote the interests of ATG Inc., its subsidiaries and shareholders, by having non-employee directors of the Company acquire a proprietary interest in the Company. Such investments should increase the personal interest and the special effort of such persons in providing for the continued success and progress of the business of the Company and should enhance the Company's efforts to attract and retain competent non-employee directors.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

         1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use or otherwise herein shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Cause" shall mean, unless otherwise defined in an Option Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director's willful misconduct, gross negligence or dishonesty or the Non-Employee Director's breach of his or her fiduciary duty to the Company or its shareholders, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

           (c) "Change in Control" shall mean any of the following events:

                (1) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in

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determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary,
(ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                (2) The individuals who, as of the Effective Date, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any such election contest or Proxy Contest; or

                (3)     Approval by shareholders of the Company of:

                        (A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

                                  (i)  the shareholders of the Company
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization ("Surviving Corporation") in substantially the same respective proportions as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                  (ii) The individuals who were members of the
Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

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                                  (iii) no Person (other than the Company, any
Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary of the Company, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                         (B)      A complete liquidation or dissolution of the
Company; or

                         (C) An agreement for the sale or other disposition of
all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (e) "Company" shall mean ATG Inc., a California corporation.

                  (f) "Disability" shall mean the total disability as determined by the Board in accordance with standards and procedures similar to those under the Company's long-term disability plan, or, if none, a physical or mental infirmity which the Board determines impairs the participant's ability to perform substantially his or her duties as a Non-Employee Director for a period of 180 consecutive days.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

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                  (h) "Fair Market Value" of the Shares shall mean as of any applicable date, the closing sale price of the Shares on the Nasdaq National Market or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be included in the Nasdaq National Market or listed on a national or regional stock exchange, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Board.

                  (i) "Initial Grant Date" shall mean the date the Registration Statement with respect to the Company's initial public offering of Shares becomes effective.

                  (j) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries.

                  (k) "Option" shall mean an option to purchase Shares granted to an Optionee pursuant to the Plan.

                  (l) "Option Agreement" shall mean a written agreement between the Company and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

                  (m) "Option Price" shall mean the price to be paid for Shares to be purchased pursuant to the exercise of an Option.

                  (n) "Optionee" shall mean a Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

                  (o) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group"' as defined in Section 13(d).

                  (p) "Plan" shall mean this 1998 Non-Employee Directors Stock Option Plan, as the same may be amended from time to time.

                  (q) "Shares" shall mean the shares of the Company's common stock, no par value per share.

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                  (r) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

         2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, to the maximum extent permitted by applicable law.

ARTICLE 3.  GRANTING OF OPTIONS

         1 Non-Employee Directors Grants. Each Non-Employee Director shall automatically be granted an Option to purchase 20,000 Shares upon the later of
(a) the initial date of his or her election to the Board or (b) the Initial Grant Date, provided that the number of Shares available for grant under the Plan is sufficient to permit such automatic grant.

         2 Proportionate Reduction. If as of any date on which there is to be a grant of Options hereunder there is an insufficient number of Shares available pursuant to Article 4 to make all of the grants then to be made, each Non-Employee Director then entitled to be granted an Option shall receive an Option to purchase a proportionately lesser number of Shares.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

         The stock subject to options granted under the Plan shall be the Shares. Subject to the adjustments provided for in Article 7, the aggregate number of Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed Two Hundred Thousand (200,000). Shares subject to, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

ARTICLE 5.  TERMS AND CONDITIONS OF OPTIONS

         All Options granted hereunder shall be subject to the following terms and conditions which shall be set forth in the Option Agreement for all Options to the extent applicable:

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         1        To Whom Options May Be Granted. Options shall be granted
only to Non-Employee Directors.

         2        Non-Transferability of Options. No Option shall be
transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee; provided, however, that the Optionee may transfer the Options to the Optionee's spouse, lineal descendants, trusts for their benefit or a charitable remainder trust of which the Optionee or such family members referred to above are beneficiaries.

         3        Termination of Option.

                  (a) If the Optionee ceases to be a director of the Company for any reason other than death, Disability or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

                  (b) If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee's removal.

                  (c) In the event of the Optionee's death or Disability while a director of the Company, or the Optionee's death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Optionee's death or Disability; or (B) the Option's expiration date (as provided in Section 5.6). The Option shall be exercisable during such period after the Optionee's death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

         4 Number of Shares of Common Stock. The number of Shares to which the Option pertains, which shall be 20,000.

         5 Option Price. The exercise price of the Option, which shall be equal to 100% of the Fair Market Value of the Shares at the time of the grant of the Option.

         6 Term of Options.  The term of the Option, which shall be 10 years.

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         7 Exercisability. The time at which the Option becomes exercisable.
The Option shall be exercisable as follows:

                  (a) Immediately from the date the Option is granted until the first anniversary thereof, the Option may be exercised with respect to 25% of the Shares subject to the Option.

                  (b) Beginning on the day following the first anniversary of the date the Option is granted, the Option may be exercised with respect to an additional 25% of the Shares subject to the Option.

                  (c) Beginning on the day following the second anniversary of the date the Option is granted, the Option may be exercised with respect to an additional 25% of the Shares subject to the Option.

                  (d) Beginning on the day following the third anniversary of the date the Option is granted, the Option may be exercised with respect to all of the Shares subject to the Option.

Notwithstanding the provisions of this Section 5.7, upon a Change in Control the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

         8 Exercise and Payment of Option Price. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Price. The Option Price shall be paid in cash at the time of exercise, except that in lieu of all or part of the cash, the Optionee may tender to the Company Shares owned by the Optionee having a Fair Market Value equal to the Option price, less any cash paid. The Fair Market Value of such tendered Shares shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised; except that in the case of any Plan participant subject to Section 16(b) of the Exchange Act such cashless exercise of his or her Option may not occur within six months of the date of grant of such Option, to the extent such exercise during such six-month period would not be exempted from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 promulgated thereunder.

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ARTICLE 6.  ADMINISTRATION

         1 The Administrator. The Plan is designed to operate automatically and not require any significant administration. To the extent administration is required, the Plan shall be administered by the Board. The Board shall meet at such times and places as it determines and may meet through telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Board. Any decision reduced to writing and signed by a majority of the members of the Board shall be fully effective as if it had been made by a majority at a meeting duly held. All decisions, determinations and selections made by the Board pursuant to the provisions of the Plan shall be final. To the extent required by law and Rule 16b-3 promulgated under the Exchange Act, the Board may delegate its authority hereunder.

         2 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Each Optionee shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell Shares acquired upon exercise, in whole or in part, of the Option granted hereunder. Such notice, in which there is specified the number of shares which are to be sold and the date such shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

ARTICLE 7.  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

         Notwithstanding the limitations set forth in Article 4, in the event of a merger, consolidation, reorganization, recapitalization, reclassification, split-up, spin-off, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange or other fundamental change in the corporate structure of the Company affecting the Shares, the Board shall make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan and in the number, kind and Option Price of Shares subject to Options granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Options.

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ARTICLE 8.   AMENDMENTS AND DISCONTINUANCE

         1 In General. Except as provided in Section 8.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

         2 Section 16(b) Compliance. To the extent required to meet the conditions for exemption from Section 16(b) of the Exchange Act or the requirements of any regional or national securities exchange or over-the-counter national market system on which the Shares are then listed, included or reported or a regulatory body having jurisdiction with respect thereto, without the approval of the shareholders of the Company, no discontinuation, amendment, modification or termination may:

                  (a) materially increase the benefits accruing to Non-Employee Directors under the Plan;

                  (b) materially increase the total number of Shares which may be issued under the Plan, except as provided in Article 7; or

                  (c) materially modify the eligibility requirements to receive an Option under the Plan.

         3 No Effect on Outstanding Options. Any Option which is outstanding under the Plan at the time of its amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Option was granted.

ARTICLE 9.  MERGER, CONSOLIDATION, ETC.

         1 Conversion on Certain Mergers and Other Transactions. In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company's capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation issues shares of its stock to the Company's shareholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt the Plan and upon the exercise of an Option, the Optionee shall, at no additional cost (other the Option Price), be entitled to receive, in lieu of the number of Shares with respect to which such Option is then exercisable, the number and class of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of a number of Shares equal to the number of Shares as to which the Option shall then be exercisable.

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         2 No Conversion on Mergers and Other Transactions. In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company's capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company's stockholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition.

ARTICLE 10.  EFFECTIVENESS AND TERMINATION OF THE PLAN

         1 Effective Date. The Plan shall become effective only upon its adoption by the Board, or the date the initial public offering of the Company's Common Stock is consummated, whichever comes later (the "Effective Date"). The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from the Effective Date it shall have been approved by the holders of a majority of the outstanding Shares.

         2 Termination Date. The Plan shall terminate on the earliest to occur of (1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (ii) 10 years after the Effective Date; or (iii) such other date as the Board may determine.

ARTICLE 11.  NO RIGHT OF REELECTION

         Neither the Plan, nor my action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a director of the Company, to be renominated by the Board or reelected by the shareholders of the Company.

ARTICLE 12.  INDEMNIFICATION

         Except in relation to matters as to which the member of the Board was grossly negligent or engaged in willful misconduct, no member of the Board shall be personally liable for any action, determination or interpretation taken with respect to the Plan, and all members of the Board shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

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ARTICLE 13.  GOVERNING LAW

         The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of California without regard to its conflict of laws principles.


Date Plan Adopted by Board of Directors:  February __, 1998

Date Plan Approved by Shareholders: _______________________

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